Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

NEXSTAR MEDIA GROUP ANNOUNCES EXECUTIVE AND SENIOR MANAGEMENT

CHANGES AND APPOINTMENTS TO SUPPORT EXPANDED PLATFORM AND GROWTH

IRVING, Texas (January 18, 2017) - Nexstar Media Group, Inc. (Nasdaq: NXST) announced today changes and appointments to its executive and senior management team to support the Company’s expanded platform, increased scale and near- and long-term growth objectives. The appointments follow yesterday’s close of Nexstar’s acquisition of Media General, Inc.

Commenting on the appointments, Perry A. Sook, Chairman, President and CEO of Nexstar Media Group, stated, “Over the last two decades, our strategy of appointing proven broadcast and digital media leaders with long-term records of delivering industry-leading innovation, distribution and core revenue growth, meticulous M&A integration and enterprise-wide cost management has been fundamental to our consistent long-term success. As a result, Nexstar has a deep, capable team of operations, finance, content, digital, and legal executives to manage the expanded platform. In addition, our stations are led by experienced, results-oriented broadcast executives with regional oversight. We are confident in the ability of these teams to ensure our ongoing success.

“With the executive and senior management appointments announced today, the new Nexstar Media Group will be well positioned to extend our legacy of delivering exceptional service to the local communities where we operate and value to our shareholders. The appointments reflect our proven integration strategy of marrying best of breed practices from our existing operations with those from Media General. We are energized and excited about the opportunities before us and ready to move forward together as the largest local media company in the United States and remain committed to localism and exceptional service in our markets in 2017 and beyond.”

Nexstar Media Group, Inc. Executive Management Appointments and Changes

Elizabeth Ryder has been promoted to Executive Vice President and General Counsel of Nexstar Media Group, Inc. Ms. Ryder most recently served as Senior Vice President and General Counsel of Nexstar Broadcasting Group, a position she held since May 2009. During her tenure, she has served as an integral member of the senior management team and a valuable resource to Nexstar in the negotiation of carriage agreements with its distribution partners and managing legal and regulatory matters related to the Company’s television and digital operations, including its significant M&A activity. Ms. Ryder will continue to be responsible for Nexstar’s legal strategy and all aspects of daily operations as General Counsel, including correspondence related to FCC regulatory compliance, programming and carriage negotiations, acquisitions and divestitures and other legal matters to ensure regulatory compliance and mitigate corporate risk.

Prior to joining Nexstar, Ms. Ryder served as Vice President, Legal Affairs at First Broadcasting Operating, Inc. where she specialized in corporate legal and transactional matters, due diligence and FCC regulatory compliance. From 2002 to 2007, she served as both Associate and Counsel at Drinker Biddle and Reath, LLP, a Washington, D.C.-based law firm, where she provided advanced legal counsel to clients across the media and cable industries, including Nexstar. Ms. Ryder began her legal career in 1997 serving for four years as an Associate at Arter & Hadden, where she focused on legal matters on behalf of the firm’s broadcast and telecommunications clients.

Brett E. Jenkins has been named Chief Technology Officer (“CTO”) of Nexstar Media Group, Inc., a newly created position at the Company. Mr. Jenkins most recently served as Vice President and CTO of Media General, Inc. from 2014 to 2016, following Media General’s merger with LIN Media. He previously served in the same capacity at LIN Media from 2011 to 2014, prior to the merger. In his new role at Nexstar, Mr. Jenkins will oversee the Company’s IT and engineering functions and advise the executive team on new technologies, trends and best practices for integration. He will also be responsible for developing new business models and products across all areas of technology, with the goal of maximizing the growth and efficiency of Nexstar’s broadcast and digital operations. The appointment is effective immediately, and Mr. Jenkins will report to Perry Sook, Chairman, President and CEO of Nexstar Media Group.

Mr. Jenkins earned his Bachelor of Science in Electrical Engineering (BSEE), cum laude, from University of Massachusetts, Amherst in 1992 and his Master of Business Administration (MBA) from Boston University in 2005. He currently serves on the Board of the Advanced Television Systems Committee (ATSC) and is a former member of on the External Advisory Board for the University of Massachusetts’ Department of Electrical and Computer Engineering.

Nexstar Broadcasting, Inc. Executive Management Appointments and Changes:

Timothy Busch has been promoted to President of Nexstar Broadcasting Inc., and brings over 31 years of broadcasting experience to his new role. Since 2008, Mr. Busch has served as Executive Vice President and Co-Chief Operating Officer of Nexstar, where he had oversight and responsibility for the Nexstar owned or operated stations located east of the Mississippi River. During his tenure, he has served as an integral member of the executive management team and a valuable resource to Nexstar in deploying initiatives focused on growing the Company’s advertising supported revenue streams, including political and new to television advertising, as well as the successful integration of over [125] acquired television stations. In his new role, Mr. Busch will be responsible for overseeing all facets of Nexstar’s local media operations and will work with executive and senior management teams to develop new opportunities for the Company to further leverage its valuable local programming and content to drive advertising revenue growth across its local, national, political and cross-platform verticals. The appointment is effective immediately, and Mr. Busch will continue to report to Perry Sook, Chairman, President and CEO of Nexstar Media Group.

Earlier in his Nexstar career, from 2002 to 2008 Mr. Busch served as Senior Vice President and Regional Manager of Nexstar’s Eastern Region consisting of 15 television stations in 10 markets. Prior to that, he served as the Vice President and General Manager of WROC-TV (CBS) in Rochester, New York. Before joining Nexstar, Mr. Busch was General Sales Manager of the Gannett-owned NBC affiliate in Buffalo, New York for seven years. He also held advertising sales management positions in television and radio since 1985. Mr. Busch has served on various Boards in the Rochester and Buffalo areas as well as the New York State Broadcasting Association, New York Federal Reserve Advisory Board and as the former Chairman of the CBS Affiliate Board.

Brian Jones has been named to Executive Vice President and Chief Operating Officer of Nexstar Broadcasting Inc., and brings over 36 years of television broadcasting experience to his role. Since 2008, Mr. Jones has served as Executive Vice President and Co-Chief Operating Officer of Nexstar, where he had oversight and responsibility for the Nexstar owned or operated stations located west of the Mississippi River. Mr. Jones has served as an important member of the executive management team and a valuable resource to Nexstar in developing and implementing cross-platform growth strategies, during the rapid expansion of the Company’s broadcast operations. As Chief Operating Officer, Mr. Jones will continue to work with the executive and regional management teams to drive market and revenue share growth while building upon the Company’s excellent record of local programming, community involvement, client service and viewer engagement. Mr. Jones will report to Timothy Busch, President of Nexstar Broadcasting Inc.

Earlier in his Nexstar career, from 2003 to 2008 Mr. Jones served as Senior Vice President and Regional Manager of the Company’s Southwest Region consisting of 20 television stations in 11 markets. Prior to joining Nexstar, he served as Vice President and General Manager of CBS owned and operated KTVT and KTXA-TV in Dallas/Fort Worth, TX for seven years. Prior to that, he held various executive management and sales positions with KTVT, MMT Sales Inc. and KXAS-TV (NBC) for seven years. Mr. Jones served as the Chairman of the FOX Affiliates Association Board of Governors and also served as Chairman of the Texas Association of Broadcasters Board of Directors. He is a member of the FOX Affiliates Association Board of Governors and the National Association of Broadcasters Small Market Advisory Committee as well as the Southern Methodist University School of Journalism Advisory Committee. Jones also served as a board member of the CBS Affiliates Association.

Nexstar Broadcasting, Inc. Senior Management Appointments:

Nexstar has promoted Diane Kniowski, Doug Davis and Mike Vaughn to serve in three newly-created regional management positions. The appointments reflect Nexstar’s strategy to retain proven broadcast and digital media leaders to oversee assets on a regional basis while enhancing its commitment to serve viewers and advertisers across its on-air and digital media platforms.

In their new respective roles, Ms. Kniowski, Mr. Davis and Mr. Vaughn will work across the Nexstar organization and with other corporate personnel to administer policies and procedures to improve operating efficiencies and the effectiveness and service of the Company’s operations. Additionally, they will be responsible for executing and monitoring action plans aimed at achieving corporate and regional business objectives and financial goals. The appointments are effective immediately and Ms. Kniowski, Mr. Davis and Mr. Vaughn will report to Timothy Busch, President of Nexstar Broadcasting, Inc.

Diane Kniowski has been appointed Senior Vice President and Regional Manager of Nexstar Broadcasting, Inc. and will have oversight of station operations in Michigan, Illinois, Iowa, Wisconsin, Montana, North Dakota and South Dakota. Ms. Kniowski brings over 40 years of experience across all facets of the broadcasting and advertising industry to her new role, including serving as a Media Buyer, Media Planner, National Sales Manager, General Sales Manager and General/Regional Manager. Prior to Nexstar’s acquisition of Media General, Diane served as Vice President and General Manager of WOOD-TV (NBC), WOTV (ABC) and WXSP (MyNetwork) in Grand Rapids, Michigan (DMA #44) for seventeen years. In addition to her station management role, she acted as a Regional Manager overseeing station operations in Michigan and Indiana. Her career highlights include putting a cable-based Sports Channel on the air in West Michigan, bringing free Detroit sports to the western side of the state. Ms. Kniowski currently serves on the ABC Board of Directors and serves as the ABC Board liaison for the ABC Marketing Association. She is the past chair of the Michigan Association of Broadcasters and has served on the Michigan Association of Broadcasters Foundation Board, American Women in Radio and Television, Grand Rapids Economic Club, Grand Rapids Area Chamber of Commerce and Children’s Miracle Network Board at Helen Davos Children’s Hospital. She was recognized in 2009 as a top 50 Woman of Achievement in Western Michigan.

Doug Davis has been appointed Senior Vice President and Regional Manager of Nexstar Broadcasting, Inc. and will have oversight of station operations in Virginia, North Carolina, West Virginia, Ohio, Massachusetts, Connecticut and Rhode Island. Mr. Davis brings 33 years of broadcasting and sales management experience to his new role at Nexstar. Prior to the Company’s acquisition of Media General, Mr. Davis served as President and General Manager of WAVY/WVBT, the NBC/FOX duopoly in Norfolk, Virginia (DMA #42) for eleven years. Prior to that, he served as Station Manager of WVBT from 2000 to 2005 and as a Local Sales Manager of WAVY from 1995 to 2000. Earlier in his career, he held Account Executive positions with Cox

Cable and WVEC-TV (ABC) in Norfolk from 1989 to 1995. A graduate of Duke University, Mr. Davis began his career in 1984 at the National Video Center in New York. He is a past President of The Virginia Association of Broadcasters and former board member of the FOX Affiliate Board of Governors. He is a long-serving member of the Development Advisory Board of Children’s Hospital of the King’s Daughters and remains active in many community organizations throughout southeastern Virginia.

Mike Vaughn has been appointed Senior Vice President and Regional Manager of Nexstar Broadcasting, Inc. and will have oversight of station operations in Arkansas, Louisiana, Missouri and Tennessee. Mr. Vaughn brings over 23 years in broadcasting and sales management experience to his new role, including a deep understanding of Nexstar and its critical functions including station management, news and local programming, digital and social media integration and strategic planning. Prior to his appointment, from 2011 to 2016 he served as Vice President and General Manager of KARK-TV (NBC) in Little Rock, Arkansas (DMA #57). Mr. Vaughn was also responsible for managing Nexstar’s relationship with Mission Broadcasting’s KLRT-TV (FOX) and KASN-TV (CW) in Little Rock under a joint operating agreement. Prior to that, he was Vice President and General Manager of KNWA-TV and KFTA-TV, the NBC/FOX duopoly serving Fayetteville and Fort Smith, Arkansas (DMA #99) from 2008 to 2011. From 2005 to 2008, Mike served as Director of Sales overseeing both sales departments in Fayetteville and Little Rock, Arkansas. Mike started his career with Nexstar in sales and spent seven years as an Account Executive and Local Sales Manager for KOZL-TV (formerly KSFX-TV) in Springfield, Missouri (DMA #75). Mr. Vaughn has been very active in local community involvement, including business groups and volunteering with youth sports organizations.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 171 television stations and related digital multicast signals reaching 100 markets or approximately 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of a transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the definitive joint proxy statement/prospectus of Nexstar and Media General and Media General’s and Nexstar’s other filings with the SEC.

Contact:
Tom Carter EVP/Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Joseph Jaffoni, Jennifer Neuman JCIR 212/835-8500 or nxst@jcir.com

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